UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 1, 2020

Vynleads, Inc.

(Exact name of registrant as specified in charter)

Delaware	333-227499	47-4584272
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

596 Herrons Ferry Road, Suite 301
Rock Hill, SC 29730

(Address of principal executive offices and zip code)

(845) 745-0981

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events.

On September 1, 2020, in a private transaction, Sergei Stetsenko, our Director, acquired 1,250,000 shares of our common stock from Stanislav Bezusov, our Chief Technology Officer and Director, which represents all of the shares held by Mr.  Bezusov. The transaction price per share was $0.01 and Mr. Stetsenko acquired the shares using his personal funds.

After giving effect to the above transaction, Mr. Stetsenko now owns 2,750,000 shares of common stock or 24.124% of our total issued and outstanding shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vynleads, Inc.
(Registrant)

By:	/s/ Alex Mannine
Alex Mannine
Chief Executive Officer

Date:  September 15, 2020